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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-31023) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated February 27, 1998 on our audits of the consolidated financial statements and consolidated financial statement schedule of BioLase Technology, Inc. We also consent to the reference to our firm under the caption "Experts".


                                              /s/ COOPERS & LYBRAND L.L.P.

                                              Newport Beach, California
                                              April 30, 1998